EXHIBIT 11.1

                         PRE-PAID LEGAL SERVICES, INC.
                 Statement re Computation of Per Share Earnings
                      (In 000's except per share amounts)

                                                                                Nine Months Ended
                                                                                   September 30,
                                                                                  1995      1994
PRIMARY EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a) .........................................$ 5,032   $ 2,468

Shares:
Weighted average shares outstanding, (net of 747 shares of treasury stock)
  disregarding exercise of options or conversion of preferred stock ............ 18,340    11,426
Assumed dilutive conversion of preferred stock .................................    188       215
Assumed exercise of options and warrants based on the modified treasury stock
  method using average market price ............................................  1,721       712
Weighted average number of shares, as adjusted ................................. 20,249    12,353

Earnings per share (a) .........................................................$   .25   $   .20

FULLY DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a) .........................................$ 5,032   $ 2,468
Add:  Dividends on assumed conversion of preferred stock........................    121       243
      Interest on assumed conversion of subordinated debentures,
        net of tax (b) .........................................................      -        38
Net income, as adjusted ........................................................$ 5,153   $ 2,749

Shares:
Weighted average shares outstanding, (net of 747 shares of treasury stock)
  disregarding exercise of options or conversion of preferred stock or
  subordinated debentures ...................................................... 18,340    11,426
Assumed dilutive conversion of preferred stock .................................  1,052     2,057
Assumed dilutive conversion of subordinated debentures .........................     -        529
Assumed exercise of options and warrants based on the modified treasury stock
  method using closing market price if higher than average market price ........  2,107     1,107
Weighted average number of shares, as adjusted ................................. 21,499    15,119

Earnings per share (a) .........................................................$   .24   $   .18



(a) These amounts agree with the related amounts in the statements of income.
(b) Adjustments to income have been shown net of tax effects calculated at the Company's effective tax rate.

                                  EXHIBIT 11.1
                                  (continued)

                         PRE-PAID LEGAL SERVICES, INC.
                 Statement re Computation of Per Share Earnings
                      (In 000's except per share amounts)

                                                                                Three Months Ended
                                                                                  September 30,
                                                                                 1995      1994
PRIMARY EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a) .........................................$ 1,940   $   727
Add:  Interest on assumed debt reduction, net of tax (b)........................      -        70
      Interest on assumed investments, net of tax (b) ..........................      -         6
Net income, as adjusted ........................................................$ 1,940   $   803

Shares:
Weighted average shares outstanding, (net of 747 shares of treasury stock)
  disregarding exercise of options or conversion of preferred stock ............ 20,653    11,523
Assumed dilutive conversion of preferred stock .................................    169       214
Assumed exercise of options and warrants based on the modified treasury stock
  method using average market price ............................................  1,061     1,808
Weighted average number of shares, as adjusted ................................. 21,883    13,545

Earnings per share (a) .........................................................$   .09   $   .06

FULLY DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Income applicable to common shares (a) .........................................$ 1,940   $   727
Add:  Dividends on assumed conversation of preferred Stock......................      3       214
       Interest on assumed debt reduction, net of tax (b).......................      -        58
      Interest on assumed conversion of subordinated debentures,
      net of tax (b) ...........................................................      -        14
Net income, as adjusted ........................................................$ 1,943   $ 1,013
Shares:
Weighted average shares outstanding, (net of 747 shares of treasury stock)
  disregarding exercise of options or conversion of preferred stock or
  subordinated debentures .......................................................20,653    11,523
Assumed dilutive conversion of preferred stock .................................    169     4,966
Assumed dilutive conversion of subordinated debentures .........................      -       529
Assumed exercise of options and warrants based on the modified treasury stock
  method using closing market price if higher than average market price ........  1,094     1,808
Weighted average number of shares, as adjusted ................................. 21,916    18,826

Earnings per share (a) .........................................................$   .09   $   .05




(a) These amounts agree with the related amounts in the statements of income.
(b) Adjustments to income have been shown net of tax effects calculated at the Company's effective tax rate.